EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2016, relating to the consolidated financial statements and financial statement schedules of Berkshire Hathaway Inc., and the effectiveness of Berkshire Hathaway Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

January 13, 2017